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                                                                    EXHIBIT 5.1


                         [HOLLAND & KNIGHT LETTERHEAD]


                                                               January 15, 2004

ProxyMed, Inc.
2555 Davie Road, Suite 110
Fort Lauderdale, Florida  33317

         Re:      Registration Statement on Form S-4 (File No. 333-111024)


Ladies and Gentlemen:


         We have acted as counsel to ProxyMed, Inc., a Florida corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4, File No. 333-111024, as filed with the Securities and Exchange Commission (the "Commission") on December 9, 2003, and Pre-Effective No. 1 to the Registration Statement, filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), up to 3,600,000 shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), issuable pursuant to an Agreement and Plan of Merger by and among the Company, Planet Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and PlanVista Corporation, a Delaware corporation ("PlanVista"), dated as of December 5, 2003 (the "Merger Agreement").


         This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.


         In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Company's Articles of Incorporation, as amended to date and currently in effect; (iv) the Company's Bylaws, as amended to date and currently in effect; and (v) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, and others.


         Based upon and subject to the foregoing, we are of the opinion that upon (i) receipt of the requisite shareholder votes and the consummation of the merger of Sub with and into PlanVista pursuant to the Merger Agreement, (ii) approval and filing of the amendment to the Company's Articles of Incorporation increasing the total number of authorized shares of Common Stock, and (iii) issuance of the Shares and delivery of certificates representing the Shares in the form of the specimen certificates examined by us, signed manually by an authorized officer of the transfer agent and registrar of the Common Stock in the manner contemplated in the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.


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         The foregoing opinion is limited to the federal laws of the United
States and the General Corporation Law of the State of Florida, and we express no opinion as to the effect of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                        Very Truly Yours,

                                        /s/ Holland & Knight LLP

                                        Holland & Knight LLP